SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                        (X)
Filed by a Party other than the Registrant     ( )

Check the appropriate box:

( ) Preliminary Proxy Statement
(X) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 ITRONICS INC.
 ----------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


 ----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check Appropriate Box):

  (X) No fee required.
  ( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
       0-11.
        (1) Title of each class of securities to which transaction applies.

      ----------------------------------------------------------------------
        (2) Aggregate number of securities to which transaction applies.

      ----------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      ----------------------------------------------------------------------
        (4) Proposed maximum aggregate value of transaction:

      ----------------------------------------------------------------------
        (5) Total fee paid:

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  ( ) Fee paid previously with preliminary materials.

  ( ) Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

      ----------------------------------------------------------------------
        (2) Form, Schedule or Registration Statement No.:

      ----------------------------------------------------------------------
        (3) Filing Party:

      ----------------------------------------------------------------------
        (4) Date Filed:

      ----------------------------------------------------------------------

                                IMPORTANT NOTE:

		ITRONICS INC. IS NOT CURRENTLY SUBJECT TO THE PROXY SOLICITATION RULES OF THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, WHILE THIS PROXY STATEMENT GENERALLY FOLLOWS THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, THIS PROXY STATE-MENT DOES NOT NECESSARILY PROVIDE THE SAME INFORMATION REQUIRED TO BE DISCLOSED UNDER THE PROXY SOLICITATION RULES AND REGULATIONS. IN ADDITION THIS PROXY STATEMENT HAS NOT BEEN REVIEWED BY THE SECURITIES AND EXCHANGE COMMISSION WHICH MAY HAVE BEEN REQUIRED IF ITRONICS INC. WAS SUBJECT TO THE PROXY SOLICITATION RULES.

    ------------------------------------------------------------------------

                                 ITRONICS INC.

                      6490 So. McCarran Blvd., Bldg. C-23
                              Reno, Nevada 89509
                                (702) 689-7696

                      ___________________________________

                                PROXY STATEMENT

                         Annual Meeting of Shareholders
                               November 19, 1997

                      ___________________________________


              INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING
              ----------------------------------------------------
	This proxy statement is being furnished to shareholders of Itronics Inc. (the Company), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting to be held at the Airport Plaza Hotel, Reno, Nevada on November 19, 1997 at 10:00 A.M. Pacific time, and at any adjournment or adjournments thereof. The approximate date of mailing of this proxy statement and the accompanying form of proxy is November 4, 1997.

	The Board of Directors of the Company has selected October 20, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A total of 40,266,387 shares of the Company's common stock were of record at the close of business on that date. Shareholders will be entitled to cast one vote for each share of the Company's common stock held by them of record at the close of business on the record date on any matter that may be presented at the Annual Meeting for consideration and action by the shareholders. Shareholders do not have cumulative voting rights with respect to the election of directors.

	All valid proxies received in response to the solicitation will be voted in accordance with the instructions indicated thereon by the shareholders giving such proxies. If no contrary instructions are given, each such proxy will be voted in favor of: (i) the election of the director nominees named in this proxy statement; and (ii) the proposal to amend the articles of incorporation of the Company to increase the authorized shares of common stock to 250,000,000.

	The Board of Directors does not know of any business to be presented for action at the Annual Meeting other than that described herein. If any other business is properly presented at the Annual Meeting and may be properly voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgement of the proxy holders named therein.

	Any shareholder has the power to revoke his proxy at any time before it is voted at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company (which notice shall be given by the filing of a duly executed proxy bearing a later date) or by attending the Annual Meeting and voting in person. Proxies solicited by the Company's Board of Directors hereby are for use solely at the Annual Meeting and any adjournment or adjournments thereof.

	The expenses of this proxy solicitation will be borne by the Company. To the extent necessary, proxies may be solicited by personnel of the Company in person, by telephone, or through other forms of communication. Personnel of the Company who participate in the solicitation will not receive any additional compensation for such solicitation. The Company will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so.

	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.



Security Ownership of Certain Beneficial Owners
-----------------------------------------------

        The following table sets forth certain data with respect to those persons known to the Company, as of October 20, 1997, to be the beneficial owners of more than 5% of the outstanding shares of common stock of the Company.


                      Amount and Nature of Beneficial Ownership
                      -----------------------------------------
                                       Common Shares
Name and                                Which May Be               Percent
Address of            Common Shares   Acquired Within                 of
Beneficial Owner      Presently Held     60 days(4)      Total      Class
-------------------- --------------- ----------------  ----------  --------
John W. Whitney
P.O. Box 10725
Reno, NV 89510        12,420,192(3)      1,475,000     13,895,192    33.29
(1)(2)

Richard J. Cavell
1013 No. Marshall Dr.
Camano Island, WA      4,577,876           540,473      5,118,349    12.54



(1)     Director

(2)     Officer

(3) Includes 75,136 shares owned by or to be issued to John B.
      Whitney, Dr. John W. Whitney's minor son, 71,632 shares owned by Maureen E. Whitney, Dr. Whitney's wife, and 2,101,424 shares paid for but unissued as of October 20, 1997.

(4) All options of Drs. Whitney and Cavell are priced at $.10 per share.

Security Ownership of Management
--------------------------------
	The following table sets forth as of October 20, 1997, certain information, with respect to director and executive officer ownership of common stock in the Company:


                       Amount and Nature of Beneficial Ownership
                       -----------------------------------------
                                        Common Shares                Percent
Name and                                 Which May Be                   of
Address of             Common Shares   Acquired Within                Class
Beneficial Owner       Presently Held     60 days(1)      Total        (2)
--------------------  ---------------  ---------------  ----------  ---------
Dr. John W. Whitney
P.O. Box 10725
Reno, NV 89510          12,420,192(5)     1,475,000     13,895,192    33.29
(3)(4)


Paul H. Durckel
1511 Main St.
Gardnerville, NV. 89410    138,500           50,000        188,500      .47
(3)

Richard W. Stumbo, Jr.
P.O. Box 10725
Reno, NV 89510             107,127                0        107,127      .27
(3) (4)

Alan C. Lewin
P.O. Box 10725
Reno, Nv 89510             107,500           50,000        157,500      .39
(3)

All directors and
executive officers as a
group (7 persons)       14,782,102        1,825,000     16,607,102    39.45



(1) All options, warrants and debt conversion rights listed in the above table are at $.10 per share, with the exception of 100,000 shares which are at the higher of $.10 per share or current high bid.

(2) The percent of class is based on the sum of 40,266,387 shares outstanding or to be issued as of October 20, 1997 plus, for each individual, the number of common shares as to which the named individual has the right to acquire beneficial ownership within 60 days of October 20, 1997.

(3) Director

(4) Officer

(5) Includes 75,136 shares owned by or to be issued to John B. Whitney, Dr. John W. Whitney's minor son, and 71,632 shares owned by Maureen
      B. Whitney, Dr. Whitney's wife, and 2,101,424 shares paid for but unissued as of October 20, 1997.

Compliance With Section 16(a) of the 1934 Act
---------------------------------------------

	The Company is not presently subject to the requirements of Section 16(a) of the Securities Act.



                             ELECTION OF DIRECTORS
                                  Proposal 1

	The Company's bylaws provide that the Board of Directors shall consist of one to nine members. There are presently four directors.

	Each of the nominees listed below is currently a director of the Company. Each nominee has consented to being named in this Proxy Statement and has indicated his willingness to serve, if reelected. If any nominee becomes unable to serve, however, the proxy solicited hereby will be voted for the election of such other person or persons as the Board of Directors shall elect.

	The following table sets forth the names of and certain information concerning the nominees to the Board of Directors.

                         Age
Name              (As of 10/20/97)     Position          Position Held Since
---------------    ---------------   ------------        -------------------

Dr. John W. Whitney      51          President/Treasurer       May 1988
                                     Director
Paul H. Durckel          80          Director                  September 1995
Richard W. Stumbo, Jr.   64          Vice President, Finance   July 1997
                                     Director                  September 1995
Alan C. Lewin            51          Director                  September 1997



1) For directors, the term of office is until the next annual meeting of shareholders.


Narrative Information Concerning the Director Nominees of the Company.
----------------------------------------------------------------------

        John W. Whitney:
        ---------------
         In addition to being the President and a Director of the Company, 1988 to present, Dr. Whitney is the President and a Director of each of the operating subsidiaries, Whitney & Whitney, Inc. and Itronics Metallurgical, Inc. Dr. Whitney also serves as the General Manager of American Hydromet, a joint venture.

        He received his Ph.D. in Mineral Economics from Pennsylvania State University in 1976, his M.S. in Mineralogy from the University of Nebraska in 1971, and his B.S. in Geology from the University of Nebraska in 1970. Dr. Whitney has served as President of Whitney & Whitney, Inc. since its formation in 1977.

	Prior to his serving as W&W full-time president, Dr. Whitney worked as a consultant for the Office of Technology Assessment, U.S. Congress, doing analysis of various Alaskan mineral issues (1977-1978), a consultant for various government agencies, including the office of Mineral Policy Analysis in the U.S. Department of Interior, and the Washington, D.C. office of the U.S. Bureau of Mines, consulting firms, law firms and mining companies on a variety of mineral planning issues (1976-1977), as a consultant for BKW Associates, Inc. evaluating mining investment opportunities in Mexico and the Philippines (1973-1975), and as a geologist-mineralogist for Humble Oil & Refining Company and GeoTerrex Ltd. (1971-1972).

        Dr. Whitney is an internationally recognized consultant in the field of Metal and Material Resource Economics. Dr. Whitney has presented seminars for various clients on Mining Economics, and has taught a three-credit graduate course on International Metal Economics for the University of Arizona's College of Mines. Dr. Whitney is an Honorary Faculty Member of the Academy for Metals and Materials under the seal of the American Society for Metals. Dr. Whitney has made numerous presentations and written a number of publications on various technical subjects within his broad area of expertise. Dr. Whitney is coinventor of the American Hydromet process technology and holds four patents.

        Paul H. Durckel:
        ---------------
         Mr. Durckel has served as a director of the Company since September 1995. He has served various companies involved in fertilizer manufacturing and sales for approximately 30 years. He is presently an Independent Real Estate Salesman for Myers Realty, Inc. and has served them in varying capacities, including Broker-Salesman, Consultant, Manager, Vice President of Operations, and Director, since 1987. His experience in the fertilizer industry includes Vice President and General Manager and Vice President-Operations for American Plant Food Corp., Executive Assistant to the Chairman for Best Fertilizers Co., Vice President and General Manager for Best Fertilizer of Texas, and Vice President and General Manager for Farm Services Co.

        Richard W. Stumbo. Jr.:
        ----------------------
          Mr. Stumbo has served as a director of the Company since September 1995. He joined the Company as Vice President, Finance and Chief Financial Officer in July 1997. He received his Bachelor of Science in Civil Engineering degree from the University of Wisconsin in 1958, his M.B.A. from the Wharton Graduate Business School in 1968 and completed the Advanced Management Program at Harvard Business School in 1983. He has held varying financial management positions at several large companies, including the position of Vice President, Finance and Chief Financial Officer for Western Pacific Railroad from 1974 to 1983, for Homestake Mining Company from 1983 to 1990 and for FirstMiss Gold Inc. from 1990 to 1993. Prior to joining the Company as CFO, he owned and operated a business services company in Reno, Nevada.

       Alan C. Lewin:
       -------------
	Mr. Lewin has served as a director since September 1997. He had previously served as a director from September 1995 through June 1996. He received his Bachelor of Arts Degree in Psychology from the San Diego State University in 1967. He has extensive operations management experience, primarily in the x-ray film processing chemical industry. His positions include Founder, President and Chief Executive Officer of Guardian X-Ray Equipment Service, Inc. from 1976 to 1992, General Manager of Douglas Roesch Communications, Inc. from 1992 to 1994, Technical Sales Representative of Commerce Chemical Company from 1994 to 1996, and Vice President of Commodity Resource & Environmental, Inc. from August 1996 to July 1997.




Information Relating to Executive Officers
------------------------------------------
        The following table sets forth the names of and certain information concerning the Executive Officers not included above with the Director nominees:

                         Age
Name               (As of 10/20/97)     Position          Position Held Since
------------------ ----------------  ---------------      -------------------
Gregory S. Skinner        43         Secretary                December 1990
Duane H. Rasmussen        66         Vice President and       May 1994
                                      General Manager-IMI
Robert E. Gordon          65         Vice President and       May 1994
                                      General Manager-W&W

Narrative Information Concerning the Executive Officers of the Company
----------------------------------------------------------------------
        Gregory S. Skinner, Esq.:
        ------------------------
         Mr. Skinner has served as secretary and general counsel of the Company and its subsidiaries since December 1990. He obtained his BA degree in Economics from the University of California at Berkeley in 1976. He obtained his JD degree from Hastings College of the Law, University of California at San Francisco in 1979. He is licensed to practice law in the states of California and Nevada, He is a shareholder in the Law Offices of Skinner, Sutton & Watson, a Professional Corporation, which has offices located in Reno and Incline Village, Nevada. Prior to becoming Secretary of Itronics Inc., Mr. Skinner has provided legal services and advice to Whitney & Whitney, Inc. since 1980.

        Duane H. Rasmussen:
        ------------------
         Mr. Rasmussen has served as Vice President and General Manager of IMI since May 1994. He initially joined the Company in 1991 as Assistant Manager and Business Consultant for W&W. He received his Bachelor of Science degree in Chemical Engineering from the University of Wisconsin in 1953 and his MBA in Industrial Management in 1955 from the same University. He served as President of Screen Printing Systems, Inc. from 1987 to 1990 and from 1995 to the present. Other business experience includes approximately 20 years with Jacobs Engineering Group, Inc. in varying capacities, including Project Manager, Regional Sales Manager, Regional Vice President, and Group Vice President.


        Robert E. Gordon:
        ----------------
                 Mr. Gordon has served as Vice President and General Manager of W&W since May 1994. He initially joined the Company in December 1993 as Assistant Site Manager of the Townsend Mine project. He received his Bachelor of Science in Geological Engineering from the University of Arizona in 1961. Prior to joining the Company, he was an independent mining consultant in 1993, served as Director of Latin American Exploration for Fischer-Watt Gold Company, Inc. from 1991 to 1993, and served as Vice President, Exploration for Gexa Gold Corp. from 1989 to 1991.


EXECUTIVE COMPENSATION.
-----------------------
Summary of Cash and Certain Other Compensation
----------------------------------------------
        The following table sets forth information as to the compensation of the Chief Executive Officer and the four most highly compensated officers whose compensation for the year ended December 31, 1996 exceeded $100,000:


                            Annual Compensation
      Name and            -----------------------
      Principal           Calendar
      Position              Year         Salary           Bonus
   --------------         --------     ----------       ---------
Dr. John W. Whitney:        1996        $96,547            $-0-
  President, Treasurer      1995        $87,927            $-0-
  and Director              1994        $65,339            $-0-

        1) As of December 31, 1996, Dr. Whitney had accumulated deferred salary totaling $254,750. Of this amount, $49,750 was accrued in 1996, $58,333 was accrued in 1995, and $25,167 was accrued in 1994. Dr. Whitney was granted an option in November 1992 to convert $147,500 of the deferred salary into the Company's common stock at $.10 per share. In December 1995, Dr. Whitney was granted an option to convert an additional $102,500 of the deferred salary into the Company's common stock at $.l0 per share. The combined total convertible deferred salary was $250,000 at $.10 per share, or

2,500,000 shares. The option, originally due to expire on February 5, 1997, was extended to six months after all debts owed to, or guaranteed by, Dr. Whitney by Itronics Inc., its subsidiaries and partnerships are paid in full. In May 1996 Dr. Whitney received a warrant for 100,000 shares. The warrant is exercisable for five years at $.10 per share and was issued in conjunction with Dr. Whitney's acquisition of 100,000 shares for cash. On December 31, 1996, Dr. Whitney exercised options on 500,000 shares by converting $50,000 of his deferred salary. In January and June 1997 Dr. Whitney exercised options on an additional 75,000 and 300,000 shares by cash payment of $7,500 and $30,000, respectively. In September and October 1997 Dr. Whitney exercised options totaling 1,450,000 shares by converting $145,000 of his deferred salary. After these option exercises in 1997, the remaining options and warrants total 1,475,000 shares.


        2) The salary amounts listed above include $547, $1,094, and $1,172 for 1996, 1995, and 1994, respectively, that represent compensation paid in common stock for service as a director of the Company. The compensation plan for all directors was 2,500 shares per quarter for 1996. The shares are valued at the closing high bid price as of the last business day of each quarter.



Option Grants in Last Fiscal Year
---------------------------------
                                     % of Total
                       Options    Options Granted     Exercise   Expiration
Name                   Granted      to Employees        Price       Date
-------------------   ----------   ---------------    --------   ----------
Dr. John W. Whitney    100,000           100%           $.10       5/30/01


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
--------------------------------------------------------------------------
 Values
 ------
Options Exercised:
                         Shares Acquired on
Name                        Exercise (#)       Value Realized($)
-------------------      ------------------    -----------------
Dr. John W. Whitney            500,000                $-0-


Options Unexercised:
                        Number of Securities       Value of Unexercised
                       Underlying Unexercised      In-the-Money Options
                         Options at 12/31/96            At 12/31/96
                       ----------------------      --------------------
Name                  Exercisable Unexercisable   Exercisable Unexercisable
                      ----------- -------------   ----------- -------------
Dr. John W. Whitney    3,300,000        -            $ -0-        $ -0-


1) Fair market value of the securities underlying the options is based on the closing high bid price as of the last business day of the fiscal year ($.0625). Value of the unexercised options is the fair market value less the exercise price ($.10).


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
-----------------------------------------------
        During the Company's two most recent fiscal years, including those of its subsidiaries and affiliates, the Company engaged in no transactions or series of transactions with any director, officer, security holder or family thereof in which the amount involved exceeded $60,000 except as follows:

       	 1. As of December 31, 1996. Dr. Whitney has accumulated deferred salary totaling $254,750, with $108,083 of that amount accruing during 1996 and 1995.

      	 2. In 1993, a note payable to an unrelated party in the amount of $151,602, including accrued interest, was settled for $92,000. The settlement was primarily funded by a bank loan in the amount of $80,000. The makers and guarantors of the bank note are Drs. Whitney and Cavell. The liability is recorded in the Company's balance sheet and the Company pays the monthly payment on the note. The balance due as of December 31, 1996 is $29,002.

       	 3. In 1994, options totaling 2,675,000 shares for Dr. Whitney and 200,000 shares for Dr. Cavell, which were to expire in 1995, were extended to dates ranging from February 5, 1996 to May 15, 1997. The option price of $.10 per share remained unchanged. In 1995, an additional option for 1,025,000 shares was granted to Dr. Whitney and his existing options were extended to dates ranging from February 5, 1997 to May 15, 1997. In 1996, Dr. Whitney's and Dr. Cavell's options were extended to six months after all debts of Itronics Inc. and its subsidiaries and partnerships owed to or guaranteed by Drs. Whitney and Cavell are paid in full.

         4. During 1996, a Nevada mine property, a majority of which is owned by Drs. Whitney and Cavell, retained the services of W&W to negotiate a lease for the property and to perform other technical services as needed. Total 1996 billings on the project, including pass through expenses of approximately $26,400, amounted to approximately $97,000. Terms for providing service are similar to that of unrelated clients and all billings due at December 31, 1996 have subsequently been received.



                               PROPOSAL TO AMEND
                         THE ARTICLES OF INCORPORATION
                       TO INCREASE THE AUTHORIZED SHARES
                                  PROPOSAL 2

        At the Annual Meeting, an amendment to the Company's Articles of Incorporation will be presented which will increase the number of authorized common shares from 50,000,000 of $.001 par value to 250,000,000 of $.001 par value. The Board of Directors is proposing this amendment to create additional flexibility for future financing and acquisitions. At present, in excess of 40,000,000 shares are of record. In addition, there are presently in excess of 5,000,000 shares in options and warrants that may be exercised in the future. Therefore, the Board of Directors believes it is appropriate to increase the Company's authorized shares.

	An increase in the number of authorized shares could lead to issuance of additional shares, which would dilute a shareholder's existing ownership interest in the Company. Furthermore, the issuance of any such shares to persons other than the public would further reduce the amount of control in the hands of the public.



                               1996 ANNUAL REPORT

  	The Company's Form 10-KSB for 1996 as filed with the Securities and Exchange Commission will serve as the Company's 1996 annual report. The 1996 Form 10-KSB is being mailed to each shareholder along with this proxy statement. ADDITIONAL COPIES OF THE 1996 FORM 10-KSB MAY BE OBTAINED BY WRITING TO THE CORPORATION.


                              1998 ANNUAL MEETING

	Proposals of shareholders intended to be presented at the 1998 annual meeting must be received by the Company for inclusion in Management's Proxy Statement by March 31, 1998.

                        OTHER BUSINESS TO BE TRANSACTED

	As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxies returned by the Company's shareholders confer discretionary authority on the persons named therein. Those persons will vote or act in accordance with their best judgement with respect to those matters.


	You are urged to vote, sign, date and return the accompanying proxy prior to the Annual Meeting, whether or not you currently plan to attend the Annual Meeting in person, to the following address:

                                 Itronics Inc.
                                P.O. Box 10725
                              Reno, Nevada  89510




					By Order of the Board of Directors

                                        JOHN W. WHITNEY
					___________________________________
October 27, 1997                         John W. Whitney, President and
                                         Treasurer

                                 ITRONICS INC.
                                     PROXY
                        ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 19, 1997

	The undersigned hereby constitutes and appoints John W. Whitney, with power of substitution, to represent and vote on behalf of the undersigned all of the shares of Itronics Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Airport Plaza Hotel, Reno, Nevada, on November 19, 1997 at 10:00 A.M. Pacific time, including any adjournment or adjournments thereof.

	Total votes available to cast for the two proposals is:

		Number of Shares ________________________


	PLEASE MARK THE FOLLOWING WITH AN "X"

Proposal 1: Election of Directors

	Names of Nominees:

		John W. Whitney
		Paul  H. Durckel
		Richard W. Stumbo, Jr.
		Alan C. Lewin

	Vote for the election of the above directors as a group:

	(   )  FOR	(   )  AGAINST		(   )  ABSTAIN


Proposal 2: Increase in authorized shares from 50,000,000 to 250,000,000.

	(   ) FOR	(   )  AGAINST		(   )  ABSTAIN


	PLEASE VOTE, DATE AND SIGN YOUR NAME(S) EXACTLY AS PRINTED ON THIS PROXY, indicating where applicable, official position or representative capacity.



	_______________________________________
	   Signature

	___________________
	   Date